Exhibit (d)(1)(xiv)

AMENDMENT NO. 7

TO THE

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 7 to the Amended and Restated Investment Management Agreement (“Amendment No. 7”), dated as of May 1, 2005, between EQ Advisors Trust, a Delaware statutory trust the (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Amended and Restated Investment Management Agreement dated as of May 1, 2000 (“Agreement”) and as amended by Amendment No. 1 dated as of September 1, 2000, Amendment No. 2 dated as of September 1, 2001, Amendment No. 3 dated as of November 22, 2002, Amendment No. 4 dated as of May 2, 2003, Amendment No. 5 dated as of July 8, 2004 and Amendment No. 6 dated as of October 25, 2004 (collectively, the “Amendments”), as follows:

1.	New Portfolios. The Trust hereby appoints AXA Equitable as the investment manager of the EQ/Lord Abbett Growth and Income Portfolio, EQ/Lord Abbett Mid Cap Value Portfolio, EQ/Lord Abbett Large Cap Core Portfolio, EQ/Van Kampen Comstock Portfolio and EQ/Van Kampen Mid Cap Growth Portfolio (“New Portfolios”) on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

(a)	With respect to the each Portfolio specified in Appendix A to the Agreement, the Agreement will continue in effect until July 31, 2005 and may be continued thereafter pursuant to subsection (c) below.

(b)	With respect to the New Portfolios specified in Amendment No. 7, the Agreement will continue in effect until May 1, 2007 and may be continued thereafter pursuant to subsection (c) below.

(c)	With respect to each Portfolio, this Agreement shall continue in effect annually after the date specified in subsection (a), (b) or (c), as the case may be, and will continue in effect for an initial period of two years and thereafter only so long as such continuance is approved annually by the Board of Trustees and also by a majority of the Independent Trustees or by vote of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

1.	Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

2.	Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.

EQ ADVISORS TRUST	AXA EQUITABLE LIFE INSURANCE COMPANY

/s/ Kenneth T. Kozlowski Kenneth T. Kozlowski Chief Financial Officer	/s/ Steven M. Joenk Steven M. Joenk Senior Vice President

APPENDIX A

AMENDMENT NO. 7

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/Alliance Common Stock Portfolio
EQ/Alliance Growth and Income Portfolio
EQ/Alliance Intermediate Government Securities Portfolio
EQ/Alliance International Portfolio
EQ/Alliance Premier Growth Portfolio
EQ/Alliance Quality Bond Portfolio
EQ/Alliance Small Cap Growth Portfolio
EQ/Bernstein Diversified Value Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Growth Portfolio (fka EQ/Putnam Voyager)
EQ/Capital Guardian International Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Capital Guardian U.S. Equity Portfolio
EQ/Emerging Markets Equity Portfolio
EQ/Evergreen Omega Portfolio (fka Evergreen Portfolio)
EQ/Equity 500 Index Portfolio (fka Alliance Equity Index Portfolio)
EQ/FI Mid Cap Portfolio
EQ/FI Small/Mid Cap Value Portfolio (fka Warburg Pincus Small Co. Value Portfolio)
EQ/Lord Abbett Growth and Income Portfolio
EQ/Lord Abbett Mid Cap Value Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Van Kampen Comstock Portfolio
EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Janus Large Cap Growth Portfolio
EQ/J.P. Morgan Core Bond Portfolio (fka JPM Core Bond Portfolio)
EQ/J.P. Morgan Value Opportunities Portfolio (fka EQ/Putnam Growth and Income Value)
EQ/Lazard Small Cap Value Portfolio
EQ/Marsico Focus Portfolio
EQ/Mercury Basic Value Equity Portfolio (fka Merrill Lynch Basic Value Equity Portfolio)
EQ/Mercury International Value Portfolio (fka EQ/Putnam International Equity Portfolio)
EQ/MFS Investors Trust Portfolio (fka MFS Growth with Income Portfolio)
EQ/MFS Emerging Growth Companies Portfolio
EQ/Money Market Portfolio
EQ/Small Company Index Portfolio (fka BT Small Company Index Portfolio)
EQ/Wells Fargo Montgomery Small Cap Portfolio

APPENDIX B

AMENDMENT NO. 7

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets) (fee on all assets)

Index Portfolios
EQ/Equity 500 Index	0.250%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)

Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Alliance Intermediate Government Securities	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/Money Market	0.350%	0.325%	0.300%	0.280%	0.270%
EQ/Alliance Quality Bond	0.525%	0.500%	0.475%	0.455%	0.445%
EQ/J.P. Morgan Core Bond	0.450%	0.425%	0.400%	0.380%	0.370%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Alliance Common Stock	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Alliance Growth and Income	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Alliance International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Alliance Premier Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Alliance Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Bernstein Diversified Value	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian International	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian U.S. Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/FI Small/Mid Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/FI Mid Cap	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Janus Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Lazard Small Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Marsico Focus	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Mercury Basic Value Equity	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mercury International Value	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Emerging Growth Companies	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/MFS Investors Trust	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Emerging Markets Equity	1.150%	1.100%	1.075%	1.050%	1.025%
EQ/J.P. Morgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Wells Fargo Montgomery Small Cap Portfolio	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Lord Abbett Growth and Income Portfolio	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Mid Cap Value Portfolio	0.700%	0.650%	0.625%	0.600%	0.575%

(as a percentage of average daily net assets)

Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Lord Abbett Large Cap Core Portfolio	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Comstock Portfolio	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Mid Cap Growth Portfolio	0.700%	0.650%	0.625%	0.600%	0.575%